Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-278797-03 on Form S-3 of our report dated February 27, 2025, relating to the financial statements of Northern States Power Company, a Wisconsin corporation, appearing in this Annual Report on Form 10-K of Northern States Power Company, a Wisconsin corporation, for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 27, 2025